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                                                                    EXHIBIT 23.2



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the 1996 Stock Option Plan of Prosoft I-Net Solutions, Inc. (formerly known as Prosoft Development, Inc.), of our report dated October 24, 1997, with respect to the consolidated financial statements of Prosoft I-Net Solutions, Inc. for the period ended July 31, 1997 included in the Annual Report (Form 10-K) for the year ended July 31, 1998.



                                    ERNST & YOUNG LLP



Orange County, California
November 11, 1998